Exhibit 99.2

IndyMac Bancorp, Inc. Third Quarter Earnings Review October 28, 2004

Forward-Looking Statements Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," "goal," "target,"and similar expressions identify forward- looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including the effect of economic and market conditions; the level and volatility of interest rates; the Company's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of IndyMac; credit risks with respect to our loans and other financial assets; the impact of changes in financial accounting standards; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac's lenders and from loan sales and securitizations, to fund mortgage loan originations and portfolio investments; the execution of IndyMac's growth plans and ability to gain market share in a significant market transition; the effective integration of Financial Freedom Holdings Inc. into the operations of IndyMac; the impact of current, pending or future legislation, regulations or litigation; and other risk factors described in the reports that IndyMac files with the Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. While all of the above items are important, the highlighted items represent those that in management's view merit increased focus given current conditions.

Overview Third Quarter 2004 Results Update on 2004 and 2005 Forecast Historical Performance and Returns

Record Earnings in a Period of Significant Market Contraction and Flattening of the Yield Curve Demonstrates Effectiveness of Hybrid Model Along With Superior Execution on Market Share Gains Source: MBA Mortgage Finance Forecast dated October 19, 2004 Based on MBA October Mortgage Finance Forecast, adjusted for estimated reverse mortgage industry volume in Q3 04 Q3 04 excludes the $3.1 million after-tax, or $0.05 EPS impact of the change in accounting for rate locks in accordance with SAB No. 105, as well as the purchase accounting adjustment related to the Financial Freedom acquisition totaling $3.6 million after-tax, or $0.05 EPS. Q2 04 excludes $31.6 million of net income, or $0.52 per share, pursuant to the change in accounting for rate locks under SAB No. 105. Earnings and EPS on a GAAP basis were $50 million, or $0.78 per share, and $23 million, or $0.38 per share, in Q3 04 and Q2 04, respectively. See Appendix for a full reconciliation of pro forma and GAAP results.

Thrift ROEs are Rising to Offset the Decreases in the Mortgage Banking ROEs, Resulting in Relatively Stable Company ROEs Q3 04 excludes the $3.1 million after-tax, or $0.05 EPS impact of the change in accounting for rate locks in accordance with SAB No. 105, as well as the purchase accounting adjustment related to the Financial Freedom acquisition totaling $3.6 million after-tax, or $0.05 EPS. Q2 04 excludes $31.6 million of net income, or $0.52 per share, pursuant to the change in accounting for rate locks under SAB No. 105. Earnings and EPS on a GAAP basis were $50 million, or $0.78 per share, and $23 million, or $0.38 per share, in Q3 04 and Q2 04, respectively. See Appendix for a full reconciliation of pro forma and GAAP results. Based on MBA October Mortgage Finance Forecast, adjusted for estimated reverse mortgage industry volume in Q3 04

Industry Earnings Declined 57% Year Over Year...IndyMac Up 14% 57% Decline in Industry Profits Source: Inside Mortgage Profitability Industry Mortgage Banking Profits (1) (Dollars in Billions) IndyMac Net Earnings (Pro forma) (Dollars in Millions) IndyMac Record Net Earnings, Up 14%

Success in Year Over Year Market Share Growth is Driven in Large Part by Our Production Mix and Ability to Transition to Purchase Mortgages and ARMs Based on MBA October Mortgage Finance Forecast, adjusted for estimated reverse mortgage industry volume in Q3 04

IndyMac Market Share Generally Increases in Market Declines And Contracts in Refi Boom Periods...Over Last Five Years Growth Rate Exceeds Overall Market MBA October Forecast Data obtained from National Mortgage News, adjusted for consolidations 1999 marked the beginning of IndyMac's transition to a depository institution and transition of business to e-MITS CAGRs on Mortgage Production Volume Since Q1 99: IndyMac 42% Mortgage Industry(1) 11% Top Five Mortgage Lenders(2) 13% (3)

Superior Credit Risk Characteristics of Balance Sheet Continue to Weigh Towards Low Risk Prime Assets with Avg. LTV of 72% and FICO of 710 LTVs noted above relate to original appraisal value of the homes; due to home appreciation and paydown of mortgage loan outstanding, LTVs based on current outstanding loan balances are approximately 10% lower than original LTVs Held for sale and held for investment loans Calculated as a % of the book value of the related loan portfolio. The held for sale loans includes the impact of the loans acquired through clean-up calls. The Company has recorded a market valuation reserve totaling $13.1 million to cover any losses inherent in this loan portfolio

Continued Focus on Cost Management ...Low Cost to Produce Mortgages Remains Key Strategic Advantage

GOS Margins Declined During the Quarter to Trough Levels...Expected Improvement in Q4 and 2005 As Mix Changes are Expected to Mitigate Further Compression Q3 04 excludes the $3.1 million after-tax impact of the change in accounting for rate locks in accordance with SAB No. 105, as well as the purchase accounting adjustment related to the acquisition of Financial Freedom totaling $3.6 million after-tax. Q2 04 excludes $31.6 million after- tax pursuant to the change in accounting for rate locks under SAB No. 105. See Appendix for a full reconciliation of pro forma and GAAP results.

NIM Declined Principally Due to Yield Curve Flattening of 93 bps Which Compressed Loans Held For Sale...Expected to Continue to Decline in 2005 and Then Normalize at Approximately 2.40% HELOC is prime based, but adjusts in the month following a rate move...3 Fed moves in Q3 04 had a negative impact due to the lag which is largely expected to reverse in Q4 2.40% NIM by Q4 05 is expected to be a normalized run rate given the current production mix Average NIM in 2005 expected to be approximately 2.46%

Rate Lock and Pipeline Trends Project Continued Market Share Growth in Q4 04 Last two months of prior quarter and first month of current quarter Based on forecasts from MBA These macro-level production forecasts predict a mid-point of $9.7 billion in fundings for Q4 04, which approximates the $10.1 billion production included in the Company's overall 2004 earnings forecast

Hybrid Thrift/Mortgage Banking Model Provides Platform For Growth Through Transition... Components of Income Change Significantly 2004 and 2005 based on forecast from previous slide. Forecast represents IndyMac's best estimate and could vary by as much as ten percent in either direction given the market transition and interest rate volatility. 2004 presented on a pro forma basis. See Appendix for reconciliation between pro forma and GAAP results.

2004 Forecast Revised to $3.38(1) Per Share... 2005 EPS of $3.98 On Track to Reach 2008 Goal of $8.00 Per Share The 2004 earnings projection is presented on a pro forma basis that excludes the impact to earnings and EPS for the change in industry accounting for rate locks and the purchase accounting adjustment related to the acquisition of Financial Freedom. On a GAAP basis, 2004 EPS are expected to approximate $2.71 per share. Forecast represents IndyMac's best estimate and could vary by as much as ten percent in either direction given the market transition and interest rate volatility. Assumptions in Forecast Fed funds rate increases from 1.75% at 9/30/04 to 3.00% at 12/31/05 10-year Treasury rate of 4.12% at 9/30/04 to 4.61% at 12/31/05 Market share based on MBA October Finance Forecast

Historical Performance and Returns

Management Has a Strong Track Record of Growth and Returns Over Fluctuating Interest Rate Cycles (1) 1999 marked the beginning of IndyMac's transition to a depository institution and taxable entity (earnings and EPS in 1999 are presented pro forma fully-taxed). 12/31/92 marked inception of IndyMac's transition from a passive REIT to an operating mortgage banker with current senior management. Q3 04 revenues, earnings, EPS and ROE are reflected before the impact of the change of accounting on rate locks and the purchase accounting adjustment related to the Financial Freedom acquisition. See Appendix for a full reconciliation of pro forma and GAAP results (1) (1)

Appendix

Reconciliation of Pro Forma Net Earnings to GAAP The pro forma results for the quarter ended June 30, 2004 were prepared by adding to GAAP earnings the amount of additional gain on sale revenue related to rate locks ($52.2 million) that the Company would have recognized had SAB No. 105 not been adopted as of April 1, 2004. The pro forma results for the quarter ended September 30, 2004 were prepared by adding to GAAP earnings the amount of additional gain on sale revenue ($5.1 million) that the Company would have recognized had the provisions of SAB No. 105 been in effect during all previous periods. In addition, the pro forma results for the quarter ended September 30, 2004 also reflect the amount of gain on sale revenue ($6.0 million) that was reduced for GAAP purposes by the higher cost basis in certain loans that were sold by Financial Freedom during the third quarter. This higher cost basis was created by the allocation at the closing of a portion of the purchase price paid for Financial Freedom to the acquired loans held for sale and the loan application pipeline. The pro forma results for the nine months ended September 30, 2004 reflect all of the above adjustments and are not necessarily indicative of the results that would have been reported had SAB No. 105 been applied to all previous periods.

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